As filed with the Securities and Exchange Commission on July 30, 2010.

Registration Statement No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

EQUIFAX INC.
(Exact name of Registrant as specified in its charter)

Georgia	58-0401110
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1550 Peachtree Street, N.W.
Atlanta, Georgia 30309
(404) 885-8000
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Kent E. Mast, Esq.
Corporate Vice President and Chief Legal Officer
Equifax Inc.
1550 Peachtree Street, N.W.
Atlanta, Georgia 30309
(404) 885-8000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:
Dean C. Arvidson, Esq.	M. Hill Jeffries, Esq.
Senior Vice President, Deputy General Counsel	Alston & Bird LLP
and Corporate Secretary	1201 West Peachtree Street
Equifax Inc.	Atlanta, Georgia 30309-3424
1550 Peachtree Street, N.W.	(404) 881-7000
Atlanta, Georgia 30309
(404) 885-8000

Approximate date of commencement of proposed sale to the public:   From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one)

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered/proposed maximum offering price per unit/proposed maximum offering price(1)	Amount of registration fee(2)

Debt Securities
Preferred Stock, par value $0.01 per share
Common Stock, par value $1.25 per share(3)
Warrants

(1)
Pursuant to Form S-3 General Instruction II(E), information is not required to be included.  An indeterminate aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be offered at indeterminate prices.  The securities registered hereunder include securities as may from time to time be issued upon conversion, exchange or exercise of other securities registered hereunder. Any securities registered hereunder may be sold separately or together as units with other securities registered hereunder. Separate consideration may or may not be received for securities that are issuable upon conversion, exchange or exercise of other securities or that are issued in units.

(2)	In accordance with Rules 456(b) and 457(r), the Registrant is deferring payment of any registration fee. Any additional registration fees will be paid subsequently on a pay-as-you go basis.

(3)
Each share of common stock includes an attached common stock purchase right.  No separate consideration would be paid for such rights.  Their value, if any, will be reflected in the price of any shares of common stock offered.

PROSPECTUS

DEBT SECURITIES
PREFERRED STOCK
COMMON STOCK
WARRANTS

We may offer, from time to time, in one or more series:

•	senior and/or subordinated debt securities;

•	preferred stock;

•	common stock; and

•	warrants to purchase common stock, preferred stock and/or debt securities.

We may sell any combination of these securities in one or more offerings on terms to be determined at the time of offering.

This prospectus provides you with a general description of the securities that we may offer and sell from time to time.  Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of the securities offered and may also add, update or change the information in this prospectus.  You should read this prospectus and the applicable prospectus supplement carefully before you invest in our securities.

Our common stock is listed on the New York Stock Exchange under the symbol “EFX.”

This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is July 30, 2010.

TABLE OF CONTENTS

i

ABOUT THIS PROSPECTUS

This prospectus is part of a shelf registration statement that we have filed with the Securities and Exchange Commission, or SEC, under the Securities Act of 1933, as amended, or the Securities Act. By using a shelf registration statement, we may sell, at any time and from time to time, in one or more offerings, debt securities, preferred stock, common stock, warrants or units of two or more of such classes of securities.

This prospectus only provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that contains specific information about the terms of those securities, and this prospectus may not be used to sell securities unless accompanied by the applicable prospectus supplement. The prospectus supplement may add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the information in the prospectus supplement. You should read both this prospectus and any prospectus supplement together with the additional information described below in the section entitled “Where You Can Find More Information.”

We may also prepare free writing prospectuses to describe the terms of particular securities, which terms may vary from those described in this prospectus. You therefore should carefully review any free writing prospectus in connection with your review of this prospectus and the applicable prospectus supplement.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below in “Where You Can Find More Information.”

You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement. We have not authorized anyone to provide you with different information. You should not assume that the information contained or incorporated by reference in this prospectus or a prospectus supplement is accurate as of any date other than the date of the document. We are not making an offer of debt securities in any jurisdiction where the offer is not permitted.

Throughout this prospectus, when we use the terms “we,” “us,” “our” and similar terms, we are referring to Equifax Inc. and its subsidiaries, collectively, as the context requires.

WHERE YOU CAN FIND MORE INFORMATION

The registration statement that we have filed with the SEC registers the securities offered by this prospectus under the Securities Act. The registration statement, including the exhibits to it, contains additional relevant information about us. The rules and regulations of the SEC allow us to omit some information included in the registration statement from this prospectus.

In addition, we file annual, quarterly and other reports, proxy and information statements and other information with the SEC. You may read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-732-0330 for further information on the operation of the SEC’s public reference room. Our SEC filings are available on the SEC’s web site at http://www.sec.gov . You also may read reports and other information about us at the offices of the New York Stock Exchange at 20 Broad Street, New York, New York 10005.

We also make available free of charge on our website, www.equifax.com , under “About Equifax/Investor Relations/Shareholder Materials/SEC Filings,” all materials that we file electronically with the SEC, including our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, Section 16 reports and amendments to those reports as soon as reasonably practicable after such materials are electronically filed with, or furnished to, the SEC. Information contained on our website or any other website is not incorporated by reference into this prospectus and does not constitute a part of this prospectus.

The SEC allows us to “incorporate by reference” the information we have filed with the SEC. This means that we can disclose important information to you without actually including the specific information in this prospectus by referring you to other documents filed separately with the SEC. These other documents contain important information about us, our financial condition and our results of operations. The information incorporated by reference is an important part of this prospectus. Information that we file later with the SEC and that is incorporated by reference in this prospectus will automatically update and may replace information in this prospectus, any prospectus supplement and information previously filed with the SEC.

We incorporate by reference in this prospectus the documents and portions of documents listed below:

•
our annual report on Form 10-K for the year ended December 31, 2009, filed on February 23, 2010 (including information specifically incorporated by reference into our Form 10-K from our definitive proxy statement relating to our 2010 annual meeting of shareholders, filed on March 24, 2010);

•	our quarterly report on Form 10-Q for the quarter ended March 31, 2010, filed on April 29, 2010;

•	our quarterly report on Form 10-Q for the quarter ended June 30, 2010, filed on July 29, 2010;

•	our current reports on Form 8-K filed on April 5, 2010, April 26, 2010, May 10, 2010 (only with respect to Item 5.07), June 2, 2010, July 1, 2010 and July 30, 2010;

•	the description of our common stock contained in our registration statement on Form 10/A filed on July 30, 2010 and any amendment or report filed for the purpose of updating such description;

•
the description of the rights to purchase common stock contained in our registration statement on Form 8-A/A (Amendment No. 2) filed on October 18, 2005, and any amendment or report filed for the purpose of updating such description; and

•
all documents filed by us under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act (other than portions of those documents not deemed to be filed) between the date of this prospectus and the termination of this offering.

You may obtain any of the documents incorporated by reference in this prospectus from the SEC through the SEC’s website at the address provided above. You may also request a copy of any document incorporated by reference in this prospectus (including exhibits to those documents specifically incorporated by reference in those documents), at no cost, by visiting our internet website at www.equifax.com, or by writing or calling us at the following address and telephone number: Equifax Inc., Corporate Secretary, 1550 Peachtree Street, N.W., Atlanta, Georgia 30309, telephone (404) 885-8000.

RISK FACTORS

Investing in our securities involves risks. Before deciding whether to purchase any of our securities, you should carefully consider the risks involved in an investment in our securities, as set forth in Part I, Item 1A, “Risk Factors” in our annual report on Form 10-K for the year ended December 31, 2009 and the other risks described in any prospectus supplement or in any of the documents incorporated by reference in this prospectus.

FORWARD-LOOKING STATEMENTS

Some of the information included in this prospectus, any prospectus supplement and the documents we have incorporated by reference contain “forward-looking” statements. These statements discuss our goals, intentions and expectations as to future matters such as trends, plans, events, results of operations or financial condition. Words such as “may,” “could,” “should,” “would,” “believe,” “expect,” “anticipate,” “estimate,” “intend,” “seek,” “plan,” “project,” “continue,” “predict” and other  similar phrases or expressions identify forward-looking statements.

These forward-looking statements are made based upon management’s current plans, expectations, estimates, assumptions and beliefs concerning future events impacting us, and they therefore involve a number of risks and uncertainties. Our forward-looking statements are not guarantees. Because these forward-looking statements involve risks and uncertainties, actual results could differ materially from those expressed or implied by these forward-looking statements for a number of reasons, including those discussed in Part I, Item 1A, “Risk Factors” in our annual report on Form 10-K for the year ended December 31, 2009, as updated by us from time to time in our quarterly reports on Form 10-Q, in other future SEC filings and elsewhere in this prospectus and any accompanying prospectus supplement.

Before you invest, you should be aware that the occurrence of any of the risk factor events could substantially harm our business, results of operations and financial condition. We disclaim any obligation to publicly correct or update any of the forward-looking information to reflect future events or developments. You are advised, however, to review any further disclosures we make on related subjects in our reports to the SEC.

OUR COMPANY

We are a leading global provider of information solutions for businesses and consumers.  We have a large and diversified group of clients and customers, including financial institutions, corporations, governments and individuals.  Our products and services are based on comprehensive databases of consumer and business information derived from numerous types of credit, financial, employment and income, wealth, public record and marketing data.  We use proprietary analytical tools to analyze this data to create customized insights, decision-making solutions and processing services for businesses.  We help consumers understand, manage and protect their personal information and to make more informed financial decisions.  Additionally, we are a leading provider of payroll-related and human resources business process outsourcing services in the U.S.

We currently operate in three global regions:  North America (U.S. and Canada), Europe (the United Kingdom, Spain and Portugal) and Latin America (Argentina, Brazil, Chile, Ecuador, El Salvador, Honduras, Peru and Uruguay).  We maintain support operations in Costa Rica and the Republic of Ireland.  We own an equity interest in a consumer credit information company in Russia and have recently formed a joint venture to provide a broad range of credit data and information solutions in India. Of the countries in which we operate, approximately 73% of our revenue was generated in the U.S. during 2009.

Our principal executive offices are located at 1550 Peachtree Street, N.W., Atlanta, Georgia 30309, and our telephone number is (404) 885-8000. Our common stock is traded on the New York Stock Exchange under the symbol “EFX.”  We are a member of the S&P 500 and certain other indices. We maintain a website located at www.equifax.com. Except for this prospectus and the documents incorporated by reference which are on our website, other information on our website is not and should not be considered part of this prospectus.

USE OF PROCEEDS

Except as may be otherwise provided in an applicable prospectus supplement, the net proceeds from the sale of the securities to which this prospectus relates will be used for general corporate purposes. General corporate purposes may include, without limitation, the financing of our operations, repayment and refinancing of outstanding debt, repurchases of outstanding shares of our common stock, acquisitions of or investments in other businesses and advances to or investments in our subsidiaries. Pending any specific application, net proceeds may be initially invested in short-term marketable securities or applied to reduce short-term indebtedness.

If required, we will include a more detailed description of the use of the net proceeds from any specific offering of securities in the prospectus supplement related to that offering.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our historical consolidated ratio of earnings from continuing operations to fixed charges for each of the periods indicated. This ratio shows the extent to which our business generates enough earnings after payment of all expenses other than interest and income taxes to make interest payments on our debt.

	For the Year Ended December 31,					For the Six Months Ended June 30,
	2005	2006	2007	2008	2009	2010
Ratio of earnings from continuing operations to fixed charges	9.4x	11.4x	7.0x	5.6x	6.2x	6.8x

“Earnings” consists of income from continuing operations before income taxes and fixed charges. “Fixed charges” consist of interest on indebtedness, amortization of debt issuance costs and debt discounts and expense and the amount of rental expense on operating leases which management believes is a reasonable approximation of the interest factor related to rental expenses paid. No ratio of combined fixed charges and preferred stock dividends to earnings is shown because we have no outstanding preferred stock. Therefore, if shown, such ratio would be identical to the ratio of earnings from continuing operations to fixed charges shown above.

DESCRIPTION OF DEBT SECURITIES

The following description discusses the general terms and provisions of the debt securities that we may offer by this prospectus.  The debt securities will be issued as (i) senior debt securities, which will rank equally with all of our other unsubordinated debt, or (ii) subordinated debt securities, which will rank equally with all of our other subordinated debt.  The debt securities will be issued from time to time in series under a senior indenture or a subordinated indenture with a trustee.

In this description of the debt securities, the words “we,” “us” or “our” refer only to Equifax Inc. and not to any of our subsidiaries unless the context requires otherwise.

We will issue any senior debt securities under our existing senior indenture dated as of June 29, 1998 with The Bank of New York Mellon Trust Company, N.A., as trustee.  We will issue any subordinated debt securities under the subordinated indenture which we will enter into with the trustee named in that indenture.  We have filed the senior indenture and the form of the subordinated indenture as exhibits to the registration statement.  Unless otherwise indicated in the applicable prospectus supplement, The Bank of New York Mellon Trust Company, N.A. will be the trustee under both the senior and subordinated indentures.  The Bank of New York Mellon Trust Company, N.A. was formerly known as The Bank of New York Trust Company, N.A. (as successor to Bank One Trust Company, National Association, which was successor in interest to The First National Bank of Chicago).

Except as we may otherwise indicate, the terms of the senior indenture and the subordinated indenture are identical.  We use the term “indentures” to refer to both the senior indenture and the subordinated indenture.  We use the term “indenture trustee” to refer to either the senior trustee or the subordinated trustee, as applicable.  The indentures are subject to and governed by the Trust Indenture Act of 1939, as amended, and may be supplemented or amended from time to time.  The indentures give us broad authority to set the particular terms of each series of debt securities, including the right to modify certain of the terms contained in the indentures.  The particular terms of a series of debt securities and the extent, if any, to which particular terms of the issue modify the terms of the indentures, will be described in the prospectus supplement relating to the debt securities.

For more information about the debt securities offered by us, please refer to the indentures, which contain the full legal text of the matters described in this section.  Because this section is a summary, it does not describe every aspect of the debt securities or the indentures.  This summary is subject to and qualified in its entirety by reference to all the provisions of the indentures, including definitions of terms used in the indentures.  This summary is also subject to and qualified by reference to the description of the particular terms of the debt securities in the applicable prospectus supplement.

General

The indentures do not limit the aggregate principal amount of debt securities that may be issued thereunder.  The debt securities may be issued from time to time in one or more series. We will describe in the applicable prospectus supplement the terms relating to a series of debt securities, including:

•	whether the debt securities are senior or subordinated;
•	the offering price;
•	the title of the series of debt securities;
•	the principal amount being offered, and if a series, the total amount authorized and the total amount outstanding;
•	any limit on the amount that may be issued;
•	whether or not we will issue the series of debt securities in global form and, if so, the terms and who the depositary will be;
•	the maturity date(s);
•	the principal amount payable at stated maturity;
•	whether the debt securities will be issued with any original issue discount;
•	the portion of the principal amount that will be payable upon acceleration of stated maturity, if other than the entire principal amount;
•
whether and under what circumstances, if any, we will pay additional amounts on any debt securities held by a person who is not a U.S. person for tax purposes, and whether we can redeem the debt securities if we have to pay such additional amounts;

•
the interest rate(s), which may be fixed or variable, or the method for determining the rate, the date interest will begin to accrue, the dates interest will be payable and the regular record dates or the method for determining such dates;

•	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;
•	the terms of the subordination of any series of subordinated debt;
•	the place(s) where payments will be payable;
•	restrictions on transfer, sale or other assignment, if any;
•	our right, if any, to defer payment of interest and the maximum length of any such deferral period;
•
the date, if any, after which, the conditions upon which, and the price at which we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions, and any other applicable terms of those redemption provisions;

•	provisions for a sinking fund, purchase or analogous fund, if any;

•
the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities;

•	any defeasance and covenant defeasance provisions as described below applicable to the debt securities;
•	whether the indenture will restrict our ability and/or the ability of our subsidiaries and the nature of such restrictions;
•	whether the indentures will require us to maintain any interest coverage, fixed charge, cash flow-based, asset-based or other financial ratios;
•	a discussion of any material or special U.S. federal income tax considerations applicable to the debt securities;
•	information describing any book-entry features;
•	the procedures for any auction and remarketing, if any;
•	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;
•
if other than U.S. dollars, the currency, composite currency or currency units in which the series of debt securities will be denominated and whether we or the holder may elect payment to be made in a different currency;

•	the person who shall be entitled to receive interest, if other than the record holder on the record date;
•	the interest rate, if any, payable on overdue installments of principal, premium or interest;
•	any deletions of, or changes or additions to, the events of default or covenants with respect to the series of debt securities;
•	any conversion or exchange provisions;
•	provisions, if any, granting special rights to holders of the debt securities upon the occurrence of specified events;
•	any paying agents, authenticating agents or security registrars;
•	any guarantees on the debt securities; and
•
any other terms of the series of debt securities (which shall not be inconsistent with the provisions of the indentures, except as permitted by a supplemental indenture, but which may modify or delete any of the provisions of the indentures insofar as it applies to such series), including any terms which may be required by or advisable under the laws of the U.S. or regulations thereunder or advisable (or determined by us) in connection with the marketing of the debt securities of the series.

One or more series of the debt securities may be issued as discounted debt securities (bearing no interest or interest at a rate which at the time of issuance is below market value) to be sold at a substantial discount below their stated principal amount. Material U.S. federal income tax consequences and other special considerations applicable to any such discounted debt securities will be described in the prospectus supplement relating thereto.  The debt securities may also be issued as indexed securities or securities denominated in foreign currencies, currency units or composite currencies, as described in more detail in the prospectus supplement relating to any of the particular debt securities.

Ranking

The senior debt securities will be unsecured, unless we elect otherwise, and will rank equally in right of payment with all of our other unsecured and non-subordinated debt obligations. The subordinated debt securities will be subordinate and junior in priority of payment to certain other indebtedness to the extent described in a prospectus supplement and will rank equally in right of payment with all of our other subordinated debt.

The debt securities will be effectively subordinated to any of our secured indebtedness to the extent of the value of the assets securing such indebtedness.  In addition, the debt securities will be structurally subordinated to all obligations of our subsidiaries, including claims with respect to trade payables. This means that holders of our debt securities will have a junior position to the claims of creditors of our subsidiaries on the assets and earnings of such subsidiaries.

Subordination

If issued, the indebtedness evidenced by the subordinated debt securities will be subordinate to the prior payment in full of all our Senior Indebtedness (as defined below). During the continuance beyond any applicable grace period of any default in the payment of principal, premium, interest or any other payment due on any of our Senior Indebtedness, we may not make any payment of principal of, or premium, if any, or interest on the subordinated debt securities. In addition, upon any payment or distribution of our assets upon any dissolution, winding up, liquidation or reorganization, the payment of the principal of, or premium, if any, and interest on the subordinated debt securities will be subordinated to the extent provided in the subordinated indenture in right of payment to the prior payment in full of all our Senior Indebtedness. Because of this subordination, if we dissolve or otherwise liquidate, holders of our subordinated debt securities may receive less, ratably, than holders of our Senior Indebtedness. The subordination provisions do not prevent the occurrence of an event of default under the subordinated indenture.

The term “Senior Indebtedness” of a person means with respect to such person the principal of, premium, if any, interest on, and any other payment due pursuant to any of the following, whether outstanding on the date of the subordinated indenture or incurred by that person in the future:

•	all of the indebtedness of that person for borrowed money;
•	all of the indebtedness of that person evidenced by bonds, debentures, notes or other similar instruments sold by that person for money;
•	all of the obligations of that person under any interest rate swaps, caps, collars, options and similar arrangements;
•	all of the obligations of that person under any foreign exchange contract, currency swap contract, futures contract, currency option contract or other foreign currency hedge arrangements;
•	all of the obligations of that person under any credit swaps, caps, floor, collars and similar arrangements;
•
indebtedness incurred, assumed or guaranteed by us in connection with the acquisition by us or any of our subsidiaries of any business, properties or assets, except purchase-money indebtedness classified as accounts payable under generally accepted accounting principles;

•	all of the lease obligations which are capitalized on the books of that person in accordance with generally accepted accounting principles;
•
all obligations of that person under any lease or related document, including a purchase agreement, in connection with the lease of real property which provides that such person is contractually obligated to purchase or cause a third party to purchase the leased property and thereby guarantee a minimum residual value of the leased property to the lessor and our obligations under such lease or related document to purchase or to cause a third party to purchase such leased property;

•
all reimbursement obligations of that person in respect of letters of credit relating to indebtedness or our other obligations that qualify as indebtedness or obligations of the kind referred to above; and

•
all obligations of that person under direct or indirect guaranties in respect of, and obligations to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to above;

unless, in the case of any particular indebtedness, lease, renewal, extension or refunding, the instrument or lease creating or evidencing it or the assumption or guarantee relating to it expressly provides that such indebtedness, lease, renewal, extension or refunding is not superior in right of payment to the subordinated debt securities. Our senior debt securities, and any unsubordinated guarantee obligations of ours, constitute Senior Indebtedness for purposes of the subordinated indenture.

Pursuant to the subordinated indenture, the subordinated indenture may not be amended, at any time, to alter the subordination provisions of any outstanding subordinated debt securities without the consent of the requisite holders of each outstanding series or class of Senior Indebtedness (as determined in accordance with the instrument governing such Senior Indebtedness) that would be adversely affected thereby.

Conversion or Exchange Rights

We will set forth in the prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for our common stock or other securities, including the conversion or exchange rate, as applicable, or how it will be calculated, and the applicable conversion or exchange period.  We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option.  We may include provisions pursuant to which the number of our securities that the holders of the series of debt securities receive upon conversion or exchange would, under circumstances described in these provisions, be subject to adjustment, or pursuant to which those holders would, under those circumstances, receive other property upon conversion or exchange, for example, in the event of our merger or consolidation with another entity.

Covenants in the Indentures

The indentures contain, among other things, the following covenants:

Limitation on Mortgages and Liens

Neither we nor any of our subsidiaries may create or assume, except in favor of us or a wholly owned subsidiary, any mortgage, pledge, lien or encumbrance upon any principal facility (as defined in the indenture) or any stock of any subsidiary or indebtedness of any subsidiary to us or any other subsidiary without equally and ratably securing the debt securities. This limitation does not apply to certain permitted encumbrances as described in the indentures, including:

(1)    purchase money mortgages entered into within specified time limits and liens existing on acquired property;

(2)    liens extending, renewing or refunding any liens permitted by the preceding clause;

(3)    certain tax, materialmen’s, mechanic’s and judgment liens;

(4)    liens in connection with certain government contracts;

(5)    certain mortgages, pledges, liens or encumbrances in favor of any state or local government or governmental agency in connection with certain tax-exempt financings;

(6)    liens to secure the cost of construction or improvement of any property entered into within specified time limits; and

(7)    mortgages, pledges, liens and encumbrances not otherwise permitted if the sum of the indebtedness thereby secured plus the aggregate sales price of property involved in sale and leaseback transactions referred to in clause (1) under “- Limitation on Sale and Leaseback Transactions” below does not exceed 15% of consolidated stockholders’ equity (as defined in the indenture).

Limitation on Sale and Leaseback Transactions

We will not, and will not permit any of our subsidiaries to, sell or transfer (except to our company or one or more of our wholly owned subsidiaries, or both) any principal facility (as defined in the indenture) owned on the date of the indenture with the intention of taking back a lease of such property, other than a lease for a temporary period (not exceeding 36 months) with the intent that the use by us or such subsidiary of such property will be discontinued at or before the expiration of such period, unless either:

(1)           the sum of the aggregate sale price of property involved in sale and leaseback transactions not otherwise permitted plus the aggregate amount of indebtedness secured by all mortgages, pledges, liens and encumbrances referred to in clause (7) under “- Limitation on Mortgages and Liens” above does not exceed 15% of consolidated stockholders’ equity (as defined in the indenture); or

(2)           our company, within 120 days after the sale or transfer shall have been made by our company or by any such subsidiary, applies an amount equal to the greater of (a) the net proceeds of the sale of the principal facility (as defined in the indenture) sold and leased back pursuant to such arrangement or (b) the fair market value of the principal facility (as defined in the indenture) sold and leased back at the time of entering into such arrangement (which may be conclusively determined by our board of directors) to the retirement of our debt securities issued under the indenture or other funded debt (as defined in the indenture) of ours ranking on a parity with the debt securities; provided, that the amount required to be applied to the retirement of our outstanding debt securities or other funded debt (as defined in the indenture) pursuant to this clause (b) shall be reduced by (i) the principal amount (or, if the securities of that series are issued with a discount, such portion of the principal amount as may be specified in the terms of that series) of any debt securities delivered within 120 days after such sale to the trustee for retirement and cancellation, and (ii) the principal amount of any of our other funded debt (as defined in the indenture) ranking on a parity with the debt securities voluntarily retired by us within 120 days after such sale. Notwithstanding the foregoing, no retirement referred to in this clause (b) may be effected by payment at maturity or pursuant to any mandatory sinking fund payment or any mandatory prepayment provision.

Consolidation, Merger or Sale of Assets

The indentures provide that we may not consolidate with or merge into any other person, or convey, transfer or lease our properties and assets substantially as an entirety to, any person, unless:

•
the person (if other than us) formed by the consolidation or into which we are merged or which acquires by conveyance or transfer, or which leases, our assets and properties substantially as an entirety is a corporation organized and existing under the laws of the U.S., any State thereof or the District of Columbia which expressly assumes all of our obligations under each series of debt securities and the indenture;

•
immediately after giving effect to that transaction, no event of default, and no event which, after notice or lapse of time, or both, would become an event of default, shall have happened and be continuing;

•
if, as a result of such transaction, our properties or assets would become subject to a mortgage, pledge, lien, security interest or other encumbrance which would not otherwise be permitted by the indenture without equally and ratably securing the outstanding debt securities and any other of our indebtedness entitled to be so secured equally and ratably with any and all indebtedness and obligations secured thereby, we or our successor, as the case may be, shall take such steps as shall be necessary effectively to secure the debt securities equally and ratably with (or prior to) all indebtedness secured thereby; and

•
we have delivered to the trustee an officer’s certificate and an opinion of counsel each stating that the consolidation, merger, conveyance, transfer or lease and, if required, the supplemental indenture required for the transaction, complies with the indenture and that all conditions precedent therein provided for relating to the transaction have been complied with.

Limited Restrictions

Unless we otherwise state in the prospectus supplement, the indentures do not limit our ability to incur debt and do not give holders of debt securities protection in the event of a sudden and significant decline in our credit quality or a takeover, recapitalization or highly leveraged or similar transaction involving us.  Accordingly, we could in the future enter into transactions that could increase the amount of indebtedness outstanding at that time or otherwise affect our capital structure or credit rating.

Events of Default

The indentures define an event of default with respect to any series of debt securities as one or more of the following events:

(1)        default in the payment of any interest on any debt security of that series, when it becomes due and payable, and continuance of such default for a period of 30 days;

(2)        default in the payment of the principal of (and premium, if any, on) any debt security of that series when due at its maturity;

(3)        default in the making or satisfaction of any sinking fund payment, when and as due by the terms of the debt securities of that series;

(4)        default in the performance, or breach, of any other covenant or warranty by us in the indenture which affects or is applicable to debt securities of such series, and the continuation of that default or breach for a period of 60 days after the trustee has given us, or after holders of at least 25% in aggregate principal amount of all outstanding securities of that series have given us and the trustee, written notice thereof;

(5)        default (a) in the payment of any scheduled principal or interest on any indebtedness (as defined in the indenture) of ours or of any subsidiary of ours (other than the debt securities of such series), aggregating more than $20 million in principal amount, when due after giving effect to any applicable grace period or (b) in the performance of any other term or provision of any indebtedness (as defined in the indenture) of ours or of any subsidiary of ours (other than the debt securities of such series), in excess of $20 million in principal amount, that results in such indebtedness being accelerated, and such acceleration shall not have been rescinded or annulled, or such indebtedness has not been discharged, within 15 days after the trustee has given us, or after holders of at least 25% in aggregate principal amount of all outstanding securities of that series have given us and the trustee, written notice thereof;

(6)        entry against us or any of our subsidiaries of one or more judgments, decrees or orders, either individually or in the aggregate, in excess of $20 million, by a court having jurisdiction over us from which no appeal may be taken, and the continuance of such judgment, decree or order unsatisfied and in effect for a period of 45 consecutive days after the amount thereof is due without a stay of execution, and the trustee has given us, or after holders of at least 25% in aggregate principal amount of all outstanding securities of that series have given us and the trustee, written notice thereof;

(7)        certain events relating to our bankruptcy, insolvency or reorganization; and

(8)        any other event of default provided with respect to debt securities of that series and specified in the applicable prospectus supplement.

An event of default of one series of debt securities is not necessarily an event of default for any other series of debt securities. Any modifications to the foregoing events of default will be described in the prospectus supplement relating to a particular series of debt securities.

If an event of default shall occur and be continuing, either the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may declare the principal amount of the debt securities of that series to be due and payable immediately upon written notice to us.

Any payment by us on the subordinated debt securities following any acceleration will be subject to the subordination provisions described above under “Subordination.”

After acceleration, the holders of a majority in principal amount of the outstanding debt securities of that series, under certain circumstances, may rescind and annul such acceleration if we have deposited with the trustee all required payments of interest, principal (and premium, if any) and overdue interest, on the debt securities, plus fees, expenses, disbursements and advances of the trustee, and all events of default, other than the non-payment of accelerated principal, have been cured or waived.

The trustee is required to give notice to the holders of the debt securities of a series of a default under the indenture, to the extent and within the time periods specified by the Trust Indenture Act; provided, however, that in the case of any default of the character specified in (5) above, no notice will be given for at least 30 days after the occurrence thereof.

Other than the duty to act with the required care during an event of default, the trustee will not be obligated to exercise any of its rights or powers at the request of the holders unless the holders shall have offered to the trustee reasonable indemnity. Generally, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.

A holder will not have any right to institute any proceeding under the indenture, or for the appointment of a receiver or a trustee, or for any other remedy under the indenture, unless:

(1)          the holder has previously given to the trustee written notice of a continuing event of default with respect to the debt securities of that series;

(2)          the holders of at least 25% in principal amount of the outstanding debt securities of that series have made a written request and have offered reasonable indemnity to the trustee to institute the proceeding; and

(3)          the trustee has failed to institute the proceeding and has not received direction inconsistent with the original request from the holders of a majority in principal amount of the outstanding debt securities of that series within 60 days after the original request.

Holders may, however, sue to enforce the payment of principal, premium or interest on any series of debt securities on or after the due date without following the procedures listed in (1) through (3) above.

We must deliver to the trustee an annual statement by our officers within 120 days after the end of each fiscal year as to whether or not we are in default in the performance of the indenture and, if so, specifying all known defaults.

Modification and Waiver

We and the indenture trustees may make modifications and amendments to the indentures with the consent of the holders of a majority in principal amount of the outstanding securities of each series affected by the modification or amendment. We may also make modifications and amendments to the indentures without their consent, for certain purposes including, but not limited to:

•	providing for our successor to assume the covenants under the indenture and the debt securities;
•	adding covenants or events of default;
•	making certain changes to facilitate the issuance of the securities;
•
changing or eliminating any of the provisions of the indenture so long as such change or elimination does not affect any debt security which is outstanding under the indenture prior to the effectiveness of such change or elimination;

•	securing the securities;
•	permitting or facilitating the defeasance and discharge of the securities, provided that any amendment will not adversely affect the interests of holders of debt securities in any material respect;
•	establishing the form or terms of debt securities and coupons;
•	providing for a successor trustee with respect to one or more securities of debt securities; and
•
curing any ambiguities or inconsistencies; provided, that any amendment will not adversely affect in any material respect the interests of holders of any debt security which is outstanding under the indenture prior to the effectiveness of such change or elimination.

However, neither we nor the indenture trustees may make any modification or amendment to the indentures without the consent of the holders of each outstanding security of that series affected by the modification or amendment if such modification or amendment would:

•	change the stated maturity or interest payment date of any debt security;
•	reduce the principal, premium, if any, or interest on any debt security;
•	reduce the principal of an original issue discount security payable on acceleration of maturity;
•	change the place of payment or the currency in which any debt security is payable;
•	adversely affect the right of repayment or repurchase, if any, at the option of the holder;
•	reduce the amount of, or postpone the date fixed for, any payment under any sinking fund;
•	impair the right to sue for any payment after the stated maturity or redemption date;
•	if subordinated debt securities, modify the subordination provisions in a materially adverse manner to the holders of subordinated debt securities; or
•
change the provisions in the indenture that relate to modifying or amending the indenture or to the waiver of covenants or defaults under the indenture, except to increase the percentage in principal amount of holders required to consent to such modification, amendment or waiver.

We may, with respect to any series of debt securities, omit to comply with certain restrictive provisions of the indentures if holders of at least a majority in principal amount of all outstanding debt securities affected waive compliance. No such waiver will extend to or affect any term, provision or condition except to the extent expressly so waived, and, until the waiver becomes effective, our obligations and the duties of the trustee to holders of debt securities of that series in respect of the applicable term, provision or condition will remain in full force and effect.

Holders of a majority in principal amount of the outstanding debt securities of a series may, on behalf of all those holders, waive any past default under the indenture with respect to debt securities of that series except a default in the payment of the principal of (or premium, if any, on) or interest on any such debt security, or any sinking fund payment with respect to any such debt security, or except a default in respect of a covenant or provision the modification or amendment of which would require the consent of the holder of each outstanding debt security of the series affected.

Satisfaction and Discharge; Defeasance

The indentures contain a provision that permits us to elect either or both of the following:

•	to be discharged from all of our obligations, subject to limited exceptions, with respect to any series of debt securities then outstanding; and
•
to be released from our obligations under the following covenants and from the consequences of an event of default resulting from a breach of these and a number of other covenants with respect to any series of debt securities then outstanding:

(1)   the limitations relating to our merger or consolidation;

(2)   the limitations on sale and lease-back transactions under the indenture;

(3)          the limitations on mortgages and liens under the indenture; and

(4)          the subordination provisions under the subordinated indenture.

To make any of the above elections, we must deposit in trust with the trustee enough money to pay in full the principal, interest and premium on the debt securities of the series. This amount may be made in cash and/or U.S. government obligations. As a condition to either of the above elections, we must deliver to the trustee an opinion of counsel that the holders of the debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the action, and no event of default or event which with notice or lapse of time or both would become an event of default shall have occurred and be continuing on the date of the deposit.

If any of the above events occur, the holders of the debt securities of the series will not be entitled to the benefits of the indentures, except for registration of transfer and exchange of debt securities, replacement of lost, stolen or mutilated debt securities and, if applicable, conversion and exchange of debt securities.

Exchange and Transfer

Debt securities may be transferred or exchanged at the office of the security registrar or at the office of any transfer agent designated by us. We will not impose a service charge for any transfer or exchange, but we may require holders to pay any tax or other governmental charges associated with any transfer or exchange.

In the event of any potential redemption of debt securities of any series in part, we will not be required to:

•
register, transfer or exchange any debt security of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption and ending at the close of business on the day of the mailing; or

•	register, transfer or exchange any debt security of that series selected for redemption, in whole or in part, except the unredeemed portion being redeemed in part.

We have initially appointed the trustee as the security registrar. Any transfer agent, in addition to the security registrar, initially designated by us will be named in the prospectus supplement. We may designate additional transfer agents, change transfer agents or change the office of the transfer agent, change any security registrar or act as security registrar. However, we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

Global Securities

The debt securities of any series may be represented, in whole or in part by one or more global securities. Each global security will:

•	be registered in the name of a depositary that we will identify in a prospectus supplement;
•	be deposited with the depositary or nominee or custodian; and
•	bear any required legends.

No global security may be exchanged in whole or in part for debt securities registered in the name of any person other than the depositary or any nominee, referred to as certificated debt securities, unless:

•	the depositary has notified us that it is unwilling or unable to continue as depositary or has ceased to be qualified to act as depositary;
•	an event of default is continuing; or
•	any other circumstances described in a prospectus supplement have occurred permitting the issuance of certificated debt securities.

As long as the depositary, or its nominee, is the registered owner of a global security, the depositary or nominee will be considered the sole owner and holder of the debt securities represented by the global security for all purposes under the indenture. Except in the above limited circumstances, owners of beneficial interests in a global security will not be:

•	entitled to have the debt securities registered in their names;
•	entitled to physical delivery of certificated debt securities; and
•	considered to be holders of those debt securities under the indenture.

Payments on a global security will be made to the depositary or its nominee as the holder of the global security. Some jurisdictions have laws that require that certain purchasers of securities take physical delivery of such securities in definitive form. These laws may impair the ability to transfer beneficial interests in a global security.

Institutions that have accounts with the depositary or its nominee are referred to as “participants.” Ownership of beneficial interests in a global security will be limited to participants and to persons that may hold beneficial interests through participants. The depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of debt securities represented by the global security to the accounts of its participants.

Ownership of beneficial interests in a global security will be shown on and effected through records maintained by the depositary, with respect to participants’ interests, or any participant, with respect to interests of persons held by participants on their behalf.

Payments, transfers and exchanges relating to beneficial interests in a global security will be subject to policies and procedures of the depositary. The depositary policies and procedures may change from time to time. Neither the trustee nor we will have any responsibility or liability for the depositary’s or any participant’s records with respect to beneficial interests in a global security.

Payment and Paying Agents

Unless otherwise indicated in the prospectus supplement:

•	payment of interest on a debt security on any interest payment date will be made to the person in whose name the debt security is registered at the close of business on the regular record date; and
•	payment on debt securities of a particular series will be payable at the office of a paying agent or paying agents designated by us.

At our option, however, we may pay interest by mailing a check to the record holder.

The corporate trust office of the indenture trustee will initially be designated as our sole paying agent. We may also name any other paying agents in the prospectus supplement. We may designate additional paying agents, change paying agents or change the office of any paying agent. However, we will be required to maintain a paying agent in each place of payment for the debt securities of a particular series.

All monies paid by us to a paying agent for payment on any debt security which remain unclaimed for a period ending the earlier of 10 business days prior to the date the money would be turned over to the state, or at the end of two years after the payment was due, will be repaid to us. Thereafter, the holder may look only to us for such payment.

Notices

Notices to holders will be given by mail to the addresses of the holders in the security register.

Governing Law

The indentures are and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

Regarding the Trustee

The indentures limit the right of the trustee, if it becomes our creditor, to obtain payment of claims or secure its claims.

The trustee is permitted to engage in certain other transactions. If the trustee acquires any conflicting interest, however, and there is a default under the debt securities of any series for which it is trustee, the trustee must eliminate the conflict or resign. The Bank of New York Mellon Trust Company, N.A. is also our depositary, and affiliates of The Bank of New York Mellon Trust Company, N.A. have performed and continue to perform other services for us in the normal course of business.

DESCRIPTION OF CAPITAL STOCK

General

This prospectus describes the general terms of our common and preferred stock.  For a more detailed description of these securities, you should read the applicable provisions of Georgia law and our amended and restated articles of incorporation and bylaws.  When we offer to sell a particular series of these securities, we will describe the specific terms of the series in a supplement to this prospectus.  Accordingly, for a description of the terms of any series of these securities, you must refer to both the prospectus supplement relating to that series and the description of the securities described in this prospectus.  To the extent that the information contained in the prospectus supplement differs from this summary description, you should rely on the information in the prospectus supplement.

Our authorized capital stock consists of:

•	300,000,000 shares of common stock, par value $1.25 per share; and

•	10,000,000 shares of preferred stock, par value $0.01 per share.

As of June 30, 2010, there were 127,115,421 shares of common stock outstanding, including 2,100,000 shares held by employee benefits trusts, and no shares of preferred stock outstanding.  As of that date, we also had 7,785,469 shares of common stock reserved for issuance upon exercise of options or in connection with other awards outstanding under various employee and director incentive, compensation and option plans.

Common Stock

Holders of common stock are entitled to such dividends as may be declared by our board of directors out of funds legally available therefor.  Dividends may not be paid on common stock unless all accrued dividends on preferred stock, if any, have been paid or set aside.  In the event of our liquidation, dissolution or winding up, the holders of common stock will be entitled to share pro rata in the assets remaining after payment to creditors and after payment of the liquidation preference plus any unpaid dividends to holders of any outstanding preferred stock.

Each holder of shares of common stock will be entitled to one vote for each such share outstanding in the holder’s name.  No holder of common stock will be entitled to cumulate votes in voting for directors.  Our amended and restated articles of incorporation provide that, unless otherwise determined by our board of directors, no holder of shares of common stock will have any right to purchase or subscribe for any stock of any class that we may issue or sell.

Preferred Stock

Our amended and restated articles of incorporation permit us to issue up to 10,000,000 shares of our preferred stock in one or more series and with rights and references that may be fixed or designated by our board of directors without any further action by our shareholders.  The powers, preferences, rights and qualifications, limitations and restrictions of the preferred stock of any series will be fixed by the certificate of designation relating to such series, which will specify the terms of the preferred stock, including:

•	the maximum number of shares in the series and the distinctive designation;
•	the terms on which dividends, if any, will be paid;
•	the terms on which the shares may be redeemed, if at all;
•	the terms of any retirement or sinking fund for the purchase or redemption of the shares of the series;
•	the liquidation preference, if any;

•	the terms and conditions, if any, on which the shares of the series shall be convertible into, or exchangeable for, shares of any other class or classes of capital stock;
•	the restrictions on the issuance of shares of the same series or any other class or series; and
•	the voting rights, if any, of the shares of the series.

Antitakeover Provisions

We are governed by the Georgia Business Corporation Code. Our amended and restated articles of incorporation, bylaws and shareholder rights plan and the Georgia Business Corporation Code contain provisions that may delay, prevent or make more difficult an attempt by a third party to acquire control of the company by means of a tender offer, proxy contest or other similar transaction involving control of us, even if viewed favorably by shareholders should the offer include a substantial premium over the market price of our common stock at that time.  In addition, these provisions may have the effect of assisting our management to retain its position and place it in a better position to resist changes that shareholders may want to make if dissatisfied with the conduct of our business.  These provisions include the following:

Amended and Restated Articles of Incorporation and Bylaws

Our amended and restated articles of incorporation and bylaws:

•	authorize our board of directors to fill vacant directorships or to increase the size of the board;
•	do not authorize our shareholders to remove a director without cause;
•	do not authorize our shareholders to cumulate voting in the election of directors;
•
require shareholders to provide advance notice to us of any shareholder nominations for directors at an annual or special meeting of shareholders or to bring any proposal of other business before an annual meeting of shareholders;

•
require a supermajority vote (at least 66-2/3% in voting power of the outstanding shares of our capital stock entitled to be cast, voting together as a single class) for our shareholders to amend, alter or repeal certain provisions of our articles of incorporation or bylaws, including those related to the size of the board, director terms, filling of vacant director positions by the board, removal of directors, indemnification of directors and officers, and limiting liabilities of directors, unless recommended by a majority of the board;

•
do not authorize our shareholders to call a special meeting of the shareholders except by unanimous call of the shareholders, and the only business to be conducted at a special meeting of shareholders will be the business specified in the notice of the meeting;

•	preclude shareholders from acting by less than unanimous written consent without a meeting of shareholders;
•
authorize the issuance by our board of directors of our authorized but unissued shares of preferred stock in one or more series without shareholder approval, with such rights, powers and privileges as the board of directors deems appropriate; and

•
authorize the issuance by our board of directors of our authorized but unissued shares of common stock for a variety of corporate purposes without shareholder approval, subject to any shareholder approval requirements imposed by the rules of the New York Stock Exchange.

Georgia Business Corporation Code

We have elected to be governed by the "business combination" and "fair price" provisions of the Georgia Business Corporation Code that could be viewed as having the effect of discouraging an attempt to obtain control of us.

•
The business combination provision generally would prohibit us from engaging in various business combination transactions with any interested shareholder (defined generally as a beneficial owner of 10% or more of our outstanding common stock) for a period of five years after the date of the transaction in which the person became an interested shareholder unless specified board of directors and shareholder approval conditions are met.

•
The fair price provision requires that, absent board or shareholder approval of an acquisition or merger, an interested shareholder seeking to engage in a business combination transaction with us must pay the remaining shareholders, generally, the greater of the price paid by the interested shareholder for its shares or the fair market value of our common stock.

Shareholder Rights Plan

Our board of directors has implemented a shareholder rights plan designed to protect our shareholders against abusive takeover attempts and tactics. The rights plan operates to dilute the interests of any person or group attempting to take control of the company if the attempt is not deemed by our board to be in the best interests of our shareholders. Under the rights agreement, as originally adopted in October 1995 and amended and restated in October 2005, holders of our common stock were granted one right to purchase common stock, or Right, for each outstanding share of common stock held of record on November 6, 1995. All newly issued shares of common stock since that date have been accompanied by a Right. The Rights will become exercisable and trade independently from our common stock if a person or group acquires or obtains the right to acquire 20% or more of our outstanding shares of common stock, or commences a tender or exchange offer that would result in that person or group acquiring 20% or more of the outstanding common stock, in each case without the consent of our board.

In the event the Rights become exercisable, each holder (other than the acquiring person or group) will be entitled to purchase that number of shares of securities or other property of us having a market value equal to two times the exercise price of the Right. If we were acquired in a merger or other business combination, each Right would entitle its holder to purchase the number of the acquiring company's common stock having a market value of two times the exercise price of the Right. In either case, our board may choose to redeem the Rights for $0.01 per Right before they become exercisable. The Rights will expire on November 6, 2015, unless earlier redeemed, exchanged or amended by the board.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company.

Listing

Our shares of common stock are listed on the New York Stock Exchange and trade under the symbol “EFX.”

DESCRIPTION OF WARRANTS

We may issue warrants to purchase debt securities (“debt warrants”), preferred stock (“preferred stock warrants”) or common stock (“common stock warrants,” and collectively with the debt warrants and the preferred stock warrants, “warrants”).  We may issue warrants independently or together with any other securities we offer pursuant to a prospectus supplement, and the warrants may be attached to or separate from the securities.  We will issue each series of warrants under a separate warrant agreement that we will enter into with a bank or trust company, as warrant agent.

Debt Warrants

We will describe in the applicable prospectus supplement the terms of the debt warrants being offered, the warrant agreement relating to the debt securities and the debt warrant certificates representing the debt warrants, including the following:

•	the title of the debt securities;
•	the aggregate number of the debt warrants;
•	the price or prices at which the debt warrants will be issued;
•
the designation, aggregate principal amount and terms of the debt securities purchasable upon exercise of the debt warrants and the procedures and conditions relating to the exercise of the debt warrants;

•	the designation and terms of any related debt securities with which the debt warrants are issued and the number of the debt warrants issued with each security;
•	the date, if any, on and after which the debt warrants and the related debt securities will be separately transferable;
•	the principal amount of debt securities purchasable upon exercise of each debt warrant and the price at which the principal amount of the debt securities may be purchased upon exercise;
•	the date on which the right to exercise the debt warrants will commence and the date on which the right will expire;
•	the maximum or minimum number of the debt warrants which may be exercised at any time;
•	a discussion of the material U.S. federal income tax considerations applicable to the exercise of the debt warrants; and

•	any other terms of the debt warrants and terms, procedures and limitations relating to the exercise of the debt warrants.

Holders may exchange debt warrant certificates for new debt warrant certificates of different denominations and may exercise debt warrants at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement.  Prior to the exercise of their debt warrants, holders of debt warrants will not have any of the rights of holders of the securities purchasable upon the exercise and will not be entitled to payments of principal, premium or interest on the securities purchasable upon the exercise.

Stock Warrants

We will describe in the applicable prospectus supplement the terms of the preferred stock warrants and common stock warrants being offered, including the following:

•	the title of the warrants;
•	the securities for which the warrants are exercisable;
•	the price or prices at which the warrants will be issued;
•	the number of the warrants issued with each share of preferred stock or common stock;
•	any provisions for adjustment of the number or amount of shares of preferred stock or common stock receivable upon exercise of the warrants or the exercise price of the warrants;
•	if applicable, the date on and after which the warrants and the related preferred stock or common stock will be separately transferable;
•	if applicable, a discussion of the material U.S. federal income tax consequences applicable to the exercise of the warrants;
•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants;
•	the date on which the right to exercise the warrants will commence and the date on which the right will expire; and
•	the maximum or minimum number of the warrants which may be exercised at any time.

Exercise of Warrants

Each warrant will entitle the holder of the warrant to purchase for cash at the exercise price set forth in the applicable prospectus supplement the principal amount of debt securities or shares of preferred stock or common stock being offered.  Holders may exercise warrants at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement.  After the close of business on the expiration date, unexercised warrants are void.

Holders may exercise warrants as set forth in the prospectus supplement relating to the warrants being offered.  Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the debt securities, shares of preferred stock or common stock purchasable upon the exercise.  If less than all of the warrants represented by the warrant certificate are exercised, we will issue a new warrant certificate for the remaining warrants.

PLAN OF DISTRIBUTION

We may sell securities separately or together:

•      through one or more underwriters or dealers in a public offering and sale by them;

•      through agents; or

•      directly to investors.

We may sell securities from time to time in one or more transactions:

•      at a fixed price or prices which may be changed from time to time;

•      at market prices prevailing at the times of sale;

•      at prices related to such prevailing market prices; or

•      at negotiated prices.

We will describe the names of any underwriters or agents, the method of distribution of the securities and the purchase price of the securities in the prospectus supplement.

We may determine the price or other terms of the securities offered under this prospectus by use of an electronic auction. We will describe how any auction will determine the price or any other terms, how potential investors may participate in the auction and the nature of the underwriters’ obligations in the prospectus supplement.

Underwriters, dealers or agents may receive compensation in the form of discounts, concessions or commissions from us or our purchasers, as their agents in connection with the sale of securities. These underwriters, dealers or agents may be considered to be underwriters under the Securities Act. As a result, discounts, commissions or profits on resale received by the underwriters, dealers or agents may be treated as underwriting discounts and commissions. The prospectus supplement will identify any such underwriter, dealer or agent and describe any compensation received by it from us. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

We may grant underwriters who participate in the distribution of securities an option to purchase additional securities to cover over-allotments, if any, in connection with the distribution.

Shares of our common stock are listed on the New York Stock Exchange.  Unless otherwise specified in the related prospectus supplement, all securities we offer, other than common stock, will be new issues of securities with no established trading market. Any underwriter may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice.  We may apply to list any series of debt securities, preferred stock or warrants on an exchange, but we are not obligated to do so.  Therefore, there may not be liquidity or a trading market for any series of securities.

Any underwriter may engage in over-allotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which creates a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of those activities at any time.

Purchasers of our securities may be required to pay stamp taxes and other charges in accordance with the laws and practices of the country of purchase in addition to the price to public disclosed in the applicable prospectus supplement.

If we offer bearer debt securities under this prospectus and a related prospectus supplement, any underwriter, dealer and agent that participates in the distribution of any original issuance of bearer debt securities will agree not to offer, sell or deliver bearer debt securities to a United States citizen or to any person within the United States unless federal law permits otherwise.

Underwriters, dealers and agents may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments made by the underwriters, dealers or agents, under agreements between us and the underwriters, dealers and agents.

Underwriters or agents and their associates may be customers of ours or may engage in transactions with or perform services for us in the ordinary course of business.

LEGAL MATTERS

Legal matters in connection with this offering will be passed upon for us by Alston & Bird LLP and Kent E. Mast, our Corporate Vice President and Chief Legal Officer. If certain legal matters in connection with an offering of the securities made by this prospectus and a related prospectus supplement are passed upon by counsel for the underwriters of such offering, that counsel will be named in the prospectus supplement related to that offering. Mr. Mast beneficially owns, or has rights to acquire under employee benefit plans, less than one percent of the outstanding shares of our common stock.

EXPERTS

The consolidated financial statements of Equifax Inc. appearing in Equifax Inc.’s Form 8-K filed with the SEC on July 30, 2010, the financial statement schedule appearing in Equifax Inc.'s Annual Report (Form 10-K) for the year ended December 31, 2009 filed with the SEC on February 23, 2010, and the effectiveness of Equifax Inc.'s internal control over financial reporting as of December 31, 2009 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.      Other Expenses of Issuance and Distribution.

The following table sets forth the estimated expenses in connection with the issuance and distribution of the securities being registered other than underwriting discounts and commissions. All such expenses will be borne by Equifax.

Amount to be paid (1)
SEC registration fee	(2)
Legal fees and expenses	$125,000
Accounting fees and expenses	75,000
Trustees’ fees and expenses	50,000
Rating agencies fees	250,000
Printing expenses	50,000
Miscellaneous	10,000
Total	$560,000

(1) The amounts shown are estimates of expenses payable by us in connection with the filing of this registration statement and one offering of securities hereunder.

(2) Deferred in accordance with Rules 456(b) and 457(r) and not estimable at this time.

Item 15.     Indemnification of Directors and Officers.

The Georgia Business Corporation Code permits, and Equifax’s amended and restated bylaws require, Equifax to indemnify any person who is a party to any threatened, pending or completed action, suit or proceeding (which could include actions, suits or proceedings under the Securities Act), whether civil, criminal, administrative, arbitrative or investigative by reason of the fact that such person is or was a director or officer of Equifax or is or was serving at Equifax’s request as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding. However, Equifax will not indemnify any director or officer who is found liable to Equifax or is subjected to injunctive relief in favor of Equifax for:

(1)	any appropriation of any business opportunity of Equifax in violation of his or her duties;

(2)	acts or omissions which involve intentional misconduct or a knowing violation of law;

(3)	paying a dividend or approving a stock repurchase in violation of Georgia law; or

(4)	any transaction from which he or she received an improper personal benefit.

Equifax’s amended and restated articles of incorporation also provide that the indemnification rights contained in the bylaws shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, bylaw, agreement, vote of shareholders or disinterested directors or otherwise.

Equifax believes that its charter and bylaw provisions are necessary to attract and retain qualified persons as directors and officers.

Equifax has purchased and maintains liability insurance to protect its directors and officers against any liability asserted against them or incurred by them as permitted by its amended and restated articles of incorporation and Section 14-2-858 of the Georgia Business Corporation Code. The insuring of the directors and officers is permitted whether or not Equifax would have the power to indemnify that director or officer under its charter or the terms of the Georgia Business Corporation Code.

These indemnification provisions may be sufficiently broad to permit indemnification of Equifax’s directors and officers for liabilities (including reimbursement of expenses incurred) arising under the Securities Act.

Item 16.     List of Exhibits.

Exhibit No.	Description

1.1*	Form of Underwriting Agreement—Debt Securities

1.2*	Form of Underwriting Agreement—Equity Securities

4.1	Amended and Restated Articles of Incorporation (incorporated by reference to Exhibit 3.2 to Equifax's Form 8-K, filed on May 14, 2009).

4.2	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.1 to Equifax Inc.'s Form 8-K filed on November 12, 2009).

4.3	Amended and Restated Rights Agreement dated as of October 14, 2005, between Equifax Inc. and SunTrust Bank, as Rights Agent, which includes as Exhibit A the form of Rights Certificate and as Exhibit B the Summary of Rights (incorporated by reference to Exhibit 4.1 to Equifax’s Form 8-K filed on October 18, 2005).

4.4	Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.1 to Equifax’s Form S-3 Registration Statement No. 333-129123 filed October 19, 2005).

4.5*	Specimen Preferred Stock Certificate.

4.6
Indenture governing Senior Debt Securities, dated as of June 29, 1998 between Equifax Inc. and The Bank of New York Mellon Trust Company, N.A., as trustee (formerly known as The Bank of New York Trust Company, N.A., as successor to Bank One Trust Company, National Association, which was successor in interest to The First National Bank of Chicago), as Trustee (incorporated by reference to Exhibit 4.4 to Equifax’s Form 10-K filed March 31, 1999).

4.7	Form of Indenture governing Subordinated Debt Securities, between Equifax Inc. and The Bank of New York Mellon Trust Company, N.A., as trustee.

4.8*	Form of Note for Senior Debt Securities.

4.9*	Form of Note for Subordinated Debt Securities.

4.10*	Form of Common Stock Warrant Certificate.

4.11*	Form of Preferred Stock Warrant Certificate.

4.12*	Form of Debt Warrant Agreement.

4.13*	Form of Unit Agreement.

5.1	Opinion of Alston & Bird LLP.

12.1	Statement regarding computation of ratio of earnings to fixed charges.

23.1	Consent of Ernst & Young LLP.

23.2	Consent of Alston & Bird LLP (contained in Exhibit 5.1 )

24.1	Powers of Attorney (included on the signature page hereof).

25.1
Statement of Eligibility on Form T-1 of The Bank of New York Mellon Trust Company, N.A., as trustee under the Indenture dated as of June 29, 1998 between Equifax Inc. and The Bank of New York Trust Mellon Trust Company, N.A. (formerly known as The Bank of New York Trust Company, N.A., as successor to The Bank of New York Trust Company, N.A., which was successor to Bank One Trust Company, National Association, which was successor in interest to The First National Bank of Chicago).

*To be filed as an exhibit to a document to be incorporated by reference herein or by a post-effective amendment to this Registration Statement in connection with a specific offering of securities.

Item 17.      Undertakings.

(a)    Rule 415 Offering. The undersigned Registrant hereby undertakes:

(1)  to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that clauses (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act  that are incorporated by reference in the Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the Registration Statement;

(2)  that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3)  to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4)  that, for the purpose of determining liability under the Securities Act to any purchaser:

(A)  Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the Registration Statement as of the date the filed prospectus was deemed part of and included in the Registration Statement; and

(B)   Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a Registration Statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the Registration Statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the Registration Statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however , that no statement made in a Registration Statement or prospectus that is part of the Registration Statement or made in a document incorporated or deemed incorporated by reference into the Registration Statement or prospectus that is part of the Registration Statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the Registration Statement or prospectus that was part of the Registration Statement or made in any such document immediately prior to such effective date; and

(5)    that, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(A)   Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(B)    Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(C)    The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(D)   Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b)  Filings Incorporating Subsequent Exchange Act Documents by Reference. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)   Request for Acceleration of Effective Date or Filing of Registration Statement Becoming Effective Upon Filing. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d)    Qualification of Trust Indenture Under the Trust Indenture Act of 1939 for Delayed Offerings.  The undersigned Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on July 30, 2010.

EQUIFAX INC.

By:	/s/ Richard F. Smith
Richard F. Smith
Chairman and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Lee Adrean, Nuala M. King and Dean C. Arvidson, and each of them, any of whom may act without the joinder of the others, as his or her lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him or her and in any and all capacities, to sign any or all amendments or post-effective amendments to this registration statement, including post-effective amendments filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same with all exhibits hereto and other documents in connection therewith with the Securities and Exchange Commission, to sign any and all applications, registration statements, notices or other documents necessary or advisable to comply with the applicable state securities laws, and to file the same, together with all other documents in connection therewith, with the appropriate state securities authorities, granting unto such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby, ratifying and confirming all that such attorneys-in-fact and agents, or his or her substitute may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated below on July 30, 2010.

Signature	Title

/s/ Richard F. Smith	Chairman and Chief Executive Officer and a
Richard F. Smith	Director (Principal Executive Officer)

/s/ Lee Adrean	Corporate Vice President and Chief Financial
Lee Adrean	Officer (Principal Financial Officer)

/s/ Nuala M. King	Senior Vice President and Corporate Controller
Nuala M. King	(Principal Accounting Officer)

/s/ James E. Copeland, Jr.	Director
James E. Copeland, Jr.

/s/ Robert D. Daleo	Director
Robert D. Daleo

/s/ Walter W. Driver, Jr.	Director
Walter W. Driver, Jr.

/s/ Mark L. Feidler	Director
Mark L. Feidler

/s/ L. Phillip Humann	Director
L. Phillip Humann

/s/ Siri S. Marshall	Director
Siri S. Marshall

/s/ John A. McKinley	Director
John A. McKinley

/s/ Mark B. Templeton	Director
Mark B. Templeton

EXHIBITS

Exhibit No.	Description

1.1*	Form of Underwriting Agreement—Debt Securities.

1.2*	Form of Underwriting Agreement—Equity Securities

4.1	Amended and Restated Articles of Incorporation (incorporated by reference to Exhibit 3.2 to Equifax's Form 8-K, filed on May 14, 2009).

4.2	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.1 to Equifax Inc.'s Form 8-K filed on November 12, 2009).

4.3	Amended and Restated Rights Agreement dated as of October 14, 2005, between Equifax Inc. and SunTrust Bank, as Rights Agent, which includes as Exhibit A the form of Rights Certificate and as Exhibit B the Summary of Rights (incorporated by reference to Exhibit 4.1 to Equifax’s Form 8-K filed on October 18, 2005).

4.4	Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.1 to Equifax’s Form S-3 Registration Statement No. 333-129123 filed October 19, 2005).

4.5*	Specimen Preferred Stock Certificate.

4.6
Indenture governing Senior Debt Securities, dated as of June 29, 1998 between Equifax Inc. and The Bank of New York Mellon Trust Company, N.A., as trustee (formerly known as The Bank of New York Trust Company, N.A., as successor to Bank One Trust Company, National Association, which was successor in interest to The First National Bank of Chicago), as Trustee (incorporated by reference to Exhibit 4.4 to Equifax’s Form 10-K filed March 31, 1999).

4.7	Form of Indenture governing Subordinated Debt Securities, between Equifax Inc. and The Bank of New York Mellon Trust Company, N.A., as trustee.

4.8*	Form of Note for Senior Debt Securities.

4.9*	Form of Note for Subordinated Debt Securities.

4.10*	Form of Common Stock Warrant Certificate.

4.11*	Form of Preferred Stock Warrant Certificate.

4.12*	Form of Debt Warrant Agreement.

4.13*	Form of Unit Agreement.

5.1	Opinion of Alston & Bird LLP.

12.1	Statement regarding computation of ratio of earnings to fixed charges.

23.1	Consent of Ernst & Young LLP.

23.2	Consent of Alston & Bird LLP (contained in Exhibit 5.1 ).

24.1	Powers of Attorney (included on the signature page hereof).

25.1
Statement of Eligibility on Form T-1 of The Bank of New York Mellon Trust Company, N.A., as trustee under the Indenture dated as of June 29, 1998 between Equifax Inc. and The Bank of New York Trust Mellon Trust Company, N.A. (formerly known as The Bank of New York Trust Company, N.A., as successor to The Bank of New York Trust Company, N.A., which was successor to Bank One Trust Company, National Association, which was successor in interest to The First National Bank of Chicago).

*To be filed as an exhibit to a document to be incorporated by reference herein or by a post-effective amendment to this Registration Statement in connection with a specific offering of securities.